UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2013

China Natural Gas, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34373	98-0231607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19th Floor, Building B, Van Metropolis
35 Tang Yan Road, Hi-Tech Zone
Xi’an, Shaanxi Province, China 710065
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (86) 29-8832-3325

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2013, Mr. Xiang Dong (Donald) Yang provided China Natural Gas, Inc. (the “Company”) written notice dated September 18, 2013 of his decision to resign from the Company’s board of directors, effective immediately. Mr. Yang’s resignation is the result of a disagreement with the Company, the bases of which are set forth in his resignation letter which is filed herewith as Exhibit 17.1 to this Current Report (the “Resignation Letter”). Any references to the Resignation Letter are qualified in their entirety by the text of the Resignation Letter, a true copy of which is attached hereto as an exhibit and is incorporated herein by reference.

The Resignation Letter cited differences and disagreements with management as the bases for Mr. Yang’s resignation set forth in the Resignation Letter. Management of the Company substantially disagrees with Mr. Yang’s characterization of the circumstances representing these differences and disagreements. A copy of this Current Report will be provided to Mr. Yang no later than the day the Company files it with the Securities and Exchange Commission to provide him with the opportunity to furnish the Company with a letter in which he agrees or disagrees with the foregoing disclosures. The Company undertakes to file such letter, if and when it is received, by an amendment to this Current Report within two business days of the receipt.

Item 9.01: Financial Statements and Exhibits.

17.1	Resignation Letter from Mr. Donald Yang dated September 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: September 27, 2013	/s/ Shuwen Kang
Shuwen Kang
Chief Executive Officer